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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: March 8, 1996

                        FEDERAL PAPER BOARD COMPANY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                 NORTH CAROLINA
                 (State or Other Jurisdiction of Incorporation)

         1-3838                                          22-0904830
(Commission File Number)                    (IRS Employer Identification Number)

75 CHESTNUT RIDGE ROAD, MONTVALE, NEW JERSEY                07645
(Address of Principal Executive Offices)                  (Zip Code)

                                 (201) 391-1776
              (Registrant's Telephone Number, including Area Code)


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                       INFORMATION INCLUDED IN THIS REPORT

Item 5.  OTHER EVENTS.

                  On March 8, 1996, Federal Paper Board Company, Inc. (the "Registrant") issued a press release relating to the proposed merger (the "Merger") between the Registrant and a wholly owned subsidiary ("Merger Sub") of International Paper Company ("International Paper") pursuant to the Restated and Amended Agreement and Plan of Merger, dated as of November 6, 1995 and amended as of February 8, 1996, among the Registrant, International Paper and Merger Sub (the "Merger Agreement"). The Registrant announced, among other things, (a) that, subject to approval of the Merger Agreement by its shareholders and to the satisfaction or waiver of the other conditions to closing, the Registrant currently expects to consummate the Merger on Tuesday, March 12, 1996, (b) the expected dates of certain events related to the Merger and (c) the expected number of shares of International Paper common stock constituting the stock consideration to be paid in the Merger.

                  A copy of the press release issued by the Registrant on March 8, 1996 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                  (a)      Financial Statements of Businesses Acquired.

                           NOT APPLICABLE.

                  (b)      Pro Forma Financial Information.

                           NOT APPLICABLE.

                  (c)      Exhibits.

                           99.1 Press Release issued by Federal Paper Board Company, Inc. on March 8, 1996


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FEDERAL PAPER BOARD COMPANY, INC.

Date:  March 8, 1996                  By:    /s/  Quentin J. Kennedy
                                             -----------------------------------
                                      Name:  Quentin J. Kennedy
                                      Title: Director, Executive Vice President,
                                             Treasurer and Secretary


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                                INDEX TO EXHIBITS

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Exhibit
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
99.1              Press Release issued by Federal Paper Board Company, Inc. on
                  March 8, 1996
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